Amendment to Bylaws

The name of the Company has been changed from Claremont House Corp. to
Pinnacle Resourcs, Inc.   The Title of the Bylaws of the Company has been
revised as follows to reflect the change in name of the Company.

                        BYLAWS OF
                 PINNACLE RESOURCES, INC.
                 A WYOMING CORPORATION


CERTIFICATION OF ADOPTION OF BYLAWS of CLAREMONT


I, the undersigned Secretary of this Corporation, hereby certify that the foregoing amendment to the Bylaws was duly approved by the requisite number of holders of the issued and outstanding common stock of this corporation as of July 1, 1997.

/s/ Robert A. Hildebrand
-----------------------------------
Secretary


(SEAL)